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                                                                 Exhibit 99.2


ALLEN TELECOM INC. 25101 Chagrin Boulevard, Beachwood, Ohio 44122-5687 / 216-765-5800 - FAX: 216-765-0410


[ALLEN TELECOM LOGO] NEWS RELEASE
                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


                    ALLEN TELECOM UPDATES GEOLOCATION ORDERS
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         BEACHWOOD, OHIO, October 30, 2002 - Allen Telecom Inc. (ALN: NYSE)
during its third quarter conference call this morning announced updated orders and expectations for its Geolocation Products business in the fourth quarter of 2002 and the first half of 2003.

         The Company has received approximately $17.0 million in additional orders for Geolocation Products during the month of October, some of which is requested for delivery in the fourth quarter of 2002. This brings the backlog for Geolocation Products to approximately $65.0 million at the end of October, 2002 as compared to $57.8 million at the end of September, 2002. The backlog for Geolocation Products was characterized as primarily for delivery in the fourth quarter of 2002 and first half of 2003.

         Allen Telecom Inc. (http://www.allentele.com) is a leading supplier of wireless equipment to the global telecommunications infrastructure market. FOREM supplies sophisticated filters, duplexers, combiners, amplifiers and microwave radios to an array of OEM customers. MIKOM focuses on providing repeaters, in-building systems and other products that enhance both the coverage and the capacity of a wireless system. Tekmar Sistemi provides integrated low power fiber optic and cable distributed antenna systems for indoor coverage systems. Decibel Products and Antenna Specialists manufacture land based and mobile antennas in frequency bands that cover all of the traditional wireless networks. Grayson Wireless supplies measurement and signal processing systems for testing the performance of a wireless network, network-based wireless caller geolocation systems for E 911 and value added services. Comsearch offers program management, network planning, engineering, development and installation of wireless networks worldwide.

         Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding the Company's future performance and financial results are subject to a number of risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Factors that could cause the Company's actual results to materially differ from





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forward-looking statements made by the Company, include, among others, the cost, success and timetable for new product development including, for example, products for 3G, E 911 and power amplification; the health, economic stability and relative currency valuations in world and national markets; the cost and outcome of litigation, including, for example, a lawsuit filed by a competitor in the E 911 geolocation business claiming infringement by the Company of intellectual property rights; the cost and availability of capital and financing to the Company and its customers; the uncertain timing and level of purchases by the limited number of the Company's customers of both current products and services, and those under development; the effective realization of inventory, receivables and other working capital assets to cash; the impact of competitive products and pricing in the Company's markets; the ability of the Company to generate future profits or to implement other tax planning strategies needed to utilize the Company's tax loss carry forwards in the U.S. and Italy; the changes in business conditions and/or changes in assumptions, which could result in goodwill impairment charges; the impact of U.S. and foreign government legislative/regulatory actions, including, for example, the scope and timing of E 911 geolocation requirements in the U.S. markets and spectrum availability and licensing for new wireless applications; the impact of future business conditions on the Company's ability to meet terms and conditions of the Company's borrowing agreements; the cost, timing and availability of personnel, facilities, materials and vendors required for the Company's current and future products; and whether and when backlog will be converted to customer sales.
Allen Telecom Inc.'s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q may contain additional factors.

For further information contact:            Dianne B. McCormick
                                            Director, Investor Relations
                                            (216) 765-5855 (phone)
                                            (216) 765-0375 (fax)
                                            Dianne_McCormick@allentele.com